Exhibit 23.3

FAX (713) 651-0849

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2007 in the Energy Partners, Ltd. Annual Report on Form 10-K for the year ended December 31, 2007.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

February 27, 2008

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